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                                                                    EXHIBIT 23.5

               Consent of Towers, Perrin, Forster & Crosby, Inc.


       We hereby consent to the naming of, and references to, our firm in the Joint Proxy Statement and Prospectus forming part of this Registration Statement on Form S-4 of BancTec, Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.


Dated September 1, 1995           Towers, Perrin, Forster & Crosby, Inc.


                                  By: /s/ Towers, Perrin, Forster & Crosby, Inc.
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                                                     Principal